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Exhibit 10.13 Services Agreement with The Player's Network, Inc.


                       SPORTSNUTS.COM INTERNATIONAL, INC.
                               SERVICES AGREEMENT

        This Services Agreement (this "Agreement") is made and entered into as of this first day of April, 2000 by and between SportsNuts.com International, Inc., a Delaware corporation (the "Company"), and The Player's Network, Inc., a Delaware corporation ("TPN"). The Company and TPN are collectively referred to hereinafter as the "Parties" or individually, a "Party."

        1. SERVICES PROVIDED. The Company agrees to perform and provide TPN the following services (collectively, "Services"): (i) maintenance of TPN's internal computer network; and (iii) use of the Company's T-1 access line.

        2. FEES. TPN shall pay to the Company One Thousand One Hundred Dollars ($1,100.00) per month in exchange for the Services. Any amounts due to the Company for Services provided herein shall be invoiced by the Company to TPN on a monthly basis for services rendered and expenses incurred during the current month. Terms of payment for each invoice are net 10 days from date of invoice.

        3. DEFAULT. In the event that TPN (i) fails to pay any sum payable hereunder within ten (10) days after the date such payment is due, (ii) breaches any other provision of this Agreement, (iii) files a voluntary petition in bankruptcy or commences any other state or federal insolvency proceeding, makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts when they become due, or (iv) an involuntary petition in bankruptcy, petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation or other relief is filed against TPN and not stayed or dismissed within thirty (30) days of filing, the Company shall then, and at any time thereafter, have the right to (i) proceed by court action or other actions in law or in equity to enforce this Agreement and recover from TPN any and all damages and expenses, together with interest thereon at the rate of twelve percent (12%) per annum, or the highest legal rate of interest, whichever is lower, from the date such amounts are due until paid, (ii) without notice or demand, accelerate the balance of the monthly Fees thereafter accruing under this Agreement, which, together with all other amounts then due, shall become immediately due and payable as liquidated damages and not as a penalty, and/or (iii) terminate this Agreement upon written notice to TPN. No remedy shall be deemed exclusive or in lieu of any other remedy available to the Company at law or in equity.

        4. LIMITATIONS. The Company specifically disclaims all implied warranties, including the implied warranties of merchantability or fitness for a particular purpose. In no event will the Company be liable to TPN or to a third party for special, collateral, exemplary, indirect, incidental, or consequential damages (including, without limitation, loss of good will, profits, revenues, or savings, loss of use, interruption of business, or claims of customers of TPN) whether such damages occurred prior or subsequent to, or are alleged as a result of tortious conduct or breach of any of the provisions of this Agreement, even if the Company had been advised of the possibility of such damages.

        5. TERMINATION. Either Party may terminate this Agreement upon thirty
(30) days written notice.

        6. NO JOINT VENTURE OR PARTNERSHIP. This Agreement is a contract for the provision of services only. It does not, and shall not be construed, to create a joint venture or partnership between the Parties. 1.

        7. COSTS AND ATTORNEY'S FEES. In the event either Party commences a legal proceeding to enforce any of the terms of this Agreement, the prevailing Party in such action shall recover reasonable attorney's fees and costs from the other Party, to be fixed by the court in the same action. The term "legal



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proceeding" shall include appeals from a lower court judgment as well as proceedings in the bankruptcy court, whether or not such proceedings are contested matters. In addition, if the Company engages the services of an attorney to collect any delinquent payment by TPN, TPN agrees to pay the Company's reasonable attorney's fees, whether or not a legal proceeding is commenced.

        8. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be given by express delivery service, hand deliver, or by certified mail, postage prepaid, return receipt requested, to the Parties at the addresses set forth below, or at such other address as the Parties may designate by written notice:

         If to the Company:                         If to TPN:

         SportsNuts.com International, Inc.         The Player's Network, Inc.
         10421 South 400 West, Suite 550            754 North, 1890 West
         Salt Lake City, Utah 84095                 Provo, Utah 84601
         Attention: Kenneth Denos                   Attention: Martin Moreno

        Notices shall be deemed effective upon receipt or upon attempted delivery if delivery is refused by the intended recipient or if delivery is impossible because the intended recipient has failed to provide a reasonable means for accomplishing delivery.

        9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding and shall inure to the benefit of the Parties' respective heirs, successors, assigns, executors, or personal representatives.

        10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement with regard to the subject matter hereto, and shall not be modified, amended, or superseded without the express written consent of the Parties.

        11. WAIVER. The waiver of either Party of any default in the performance of the other Party of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenants contained herein.

        12. GOVERNING LAW. This Agreement shall be governed and construed according to the laws of the State of Utah unless superseded by the laws of the United States.

        IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

                                       SPORTSNUTS.COM INTERNATIONAL, INC.
                                       /s/ Kenneth Denos
                                       -----------------------------------------

                                       Kenneth Denos
                                       Executive Vice President

                                       THE PLAYER'S NETWORK, INC.
                                       /s/ Martin Moreno
                                       -----------------------------------------

                                       Martin Moreno
                                       President



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